Exhibit 99.1

FOMO WORLDWIDE SUBMITS 15c2-11 RESPONSE TO FINRA; NEARS COMPLETION OF CORPORATE ACTIONS TO REGAIN MARKET MAKERS to improve LIQUIDITY AND TRANSPARENCY FOR INVESTORS

Pittsburgh, PA, October 2, 2023 – FOMO WORLDWIDE, INC. (OTC: FOMC) reports that after nearly four months, through a FINRA brokerage firm, the Company has responded to FINRA’s Compliance Unit comments regarding its Rule 15c2-11 process. SEC Rule 15c2-11 requires market makers to review basic issuer information prior to publishing quotations for that issuer’s securities. Market makers must have a reasonable basis for believing that the information is accurate and from reliable sources. Because of the Company’s SEC reporting delinquency from June 30, 2022 through mid-January 2023, the Company lost solicited quotes for its common shares making them untradeable for many investors. FOMO WORLDWIDE thereafter underwent a rigorous review of the accuracy of its SEC filings, had to prove the accuracy and transparency of its share issuances, provide backup and documentation to corporate actions, and confirm the accuracy of Company statements to investors, the media, and regulators including documenting statements in presentation materials. With the Rule 15c2-11 response submission to FINRA, management believes FOMO WORLDWIDE is in the final stages of restoring solicited quotations for the Company’s common stock and regaining market makers.

Further, following an April 30, 2023 majority shareholder vote, FOMO WORLDWIDE filed four corporate actions with FINRA’s Corporate Actions group, including finalizing its name change already completed in the State of California, redomiciling to Wyoming from California to reduce expenses and costs, changing its ticker to a proposed “IGOT” to reduce investor confusion, and completing a reverse split of common shares on a 1-100 basis. An information notification 14C filing was mailed to shareholders as per SEC requirements on July 24, 2023 and has since far surpassed the 20-day waiting period. The Company submitted extensive documentation to FINRA in response to roughly two dozen comments, including notarized proof of shareholder and Board resolutions, vote count accuracy by FOMO WORLDWIDE’s majority shareholder, explanation of share issuances and warrant/stock option positions, CUSIP change and CUSIP domicile change preparation, Amended Articles filed for FOMO CORP. (Wyoming) changing its name to FOMO WORLDWIDE, INC. in preparation for a short-form merger with FOMO WORLDWIDE, INC. (California), and other supporting documents.

Upon completion of the above corporate actions and subject to any required trading periods above threshold levels, management intends to apply to uplist the Company’s common shares to the OTC QB market, which typically improves trading liquidity and provides issuers access to a broader array of investors unable to purchase shares on the OTC Pink market. None of the above corporate actions have been approved by FINRA and there is no assurance that FINRA will approve them at any time. FINRA has no deadline to its review process and may request additional information from the Company, thereby potentially delaying completion of any or all of the corporate actions.

The FINRA review process(es) follow(s) on the heels of FOMO WORLDWIDE regaining SEC reporting current status with a PCAOB audited Form 10-K filed on or around April 17, 2023, followed by filed Forms 10-Q for the three month periods ended March 31, 2023 and June 30, 2023. To provide further transparency to investors, management intends to provide an operational update for FOMO WORLDWIDE and its subsidiaries over the next several business days.

About FOMO WORLDWIDE, INC.

FOMO WORLDWIDE, INC. (US OTC: FOMC) (www.fomoworldwide.com) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO WORLDWIDE, INC. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. Additionally, although the Company has announced letters of intent to acquire additional companies, there is absolutely no assurances that any such transactions will result in a completed acquisition. No information in this press release should be construed in any form, shape, or manner as an indication of the Company’s future revenues, financial condition, or stock price.

Investor Contact

Investor Relations

(630) 708-0750
IR@fomoworldwide.com